UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005 (January 27, 2005)

EASTMAN CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12626 (Commission File Number)	62-1539359 (IRS Employer Identification No.)

100 N. Eastman Road, Kingsport, TN (Address of principal executive offices)	37660 (Zip Code)

Registrant’s telephone number, including area code: (423) 229-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
Public Release, dated January 27, 2005
Stock Purchase Agreement, dated January 27, 2005

Item 7.01 Regulation FD Disclosure.

          On January 27, 2005, Eastman Chemical Company announced it had entered into an agreement with Danisco A/S, under which Danisco will acquire all of Eastman’s common and preferred shares in Genencor International, Inc, as more fully set forth in the public release filed herewith as Exhibit 99.1. A copy of the Stock Purchase Agreement is filed herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description
99.1	Public Release, dated January 27, 2005, announcing agreement to sell Eastman Chemical Company’s shares of Genencor International, Inc. common and preferred stock to Danisco A/S.

99.2	Stock Purchase Agreement, dated as of January 27, 2005, by and among Danisco A/S, DH Subsidiary Inc., Eastman Chemical Company, and Eastman Chemical Company Investments, Inc.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EASTMAN CHEMICAL COMPANY

By:	/S/ RICHARD A. LORRAINE

Date: January 28, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Public Release, dated January 27, 2005, announcing agreement to sell Eastman Chemical Company’s shares of Genencor International, Inc. common and preferred stock to Danisco A/S.

99.2	Stock Purchase Agreement, dated as of January 27, 2005, by and among Danisco A/S, DH Subsidiary Inc., Eastman Chemical Company, and Eastman Chemical Company Investments, Inc.